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                                                                   EXHIBIT 5.1

                             January 29, 1998



Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, Oregon 97008

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on January 9, 1998 (Registration No. 333-44003), as amended (the "Registration Statement") in connection with the registration for resale under the Securities Act of 1933, as amended, of up to 529,603 previously issued and outstanding shares of your Common Stock (the "Shares"). As your legal counsel, we have also reviewed the proceedings taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares are validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation


                              /s/ Wilson Sonsini Goodrich & Rosati